Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-254698, 333-248095, 333-238631 and 333-234449) and Form S-1 (File Nos. 333-234447 and 333-221746) of MyMD Pharmaceuticals, Inc. (previously known as Akers Biosciences, Inc.) our Auditor’s Report dated February 23, 2021, with respect to the financial statements of Supera Pharmaceuticals, Inc. as of and for the years ended December 31, 2020 and 2019, which report appears in an exhibit, which is part of this Amendment to Form 8-K.

/s/ Cherry Bekaert LLP

Tampa, Florida
July 2, 2021